SIXTH AMENDMENT TO AMENDED AND
                               RESTATED LOAN AGREEMENT


                    This SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is being entered into as of the 27th day of February, 1995, by and among PETROLEUM HELICOPTERS, INC., a Louisiana corporation (successor by merger to Petroleum Helicopters, Inc., a Delaware corporation) (the "Company"), NATIONSBANK OF TEXAS, N.A., a national banking association ("NationsBank"), WHITNEY NATIONAL BANK, a national banking association ("Whitney"), FIRST NATIONAL BANK OF COMMERCE, a national banking association ("FNBC", and together with NationsBank and Whitney, being hereinafter referred to collectively as the "Banks"), and NationsBank as agent for the Banks (in such capacity, the "Agent").

                                PRELIMINARY STATEMENTS


                    (1) The Company, the Banks, and the Agent have entered into that certain Amended and Restated Loan Agreement, originally made as of January 31, 1986, as amended and restated in its entirety as of July 9, 1993, and as further amended by that certain First Amendment to Amended and Restated Loan Agreement, dated as of October 31, 1993, that certain Second Amendment to Amended and Restated Loan Agreement, dated as of April 15, 1994, that certain Third Amendment to Amended and Restated Loan Agreement, dated as of July 31, 1994, that certain Fourth Amendment and Limited Waiver to Amended and Restated Loan Agreement, dated as of October 25, 1994, and that certain Fifth Amendment to Amended and Restated Loan Agreement, dated as of October 31, 1994 (such Loan Agreement, as amended and restated as aforesaid and as the same may be further amended from time to time, being hereinafter referred to as the "Loan Agreement"). Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

                    (2) The Company, the Banks, and the Agent now wish to amend the Loan Agreement to provide, among other things, that the acquisition by the Company of certain of its stock be permitted, that certain transfers of Aviation Units that comprise portions of the Aircraft in exchange for other Aviation Units be permitted, that the acquisition by the Company of 49% of the Capital Stock of Irish Helicopters, Limited be permitted, and that a change in the address of the chief executive office of the Company be reflected, all subject to the terms and conditions set forth herein.

                    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Banks, and the Agent hereby agree as follows:

                    1. Amendment of Section 1.01 of the Loan Agreement - "Louisiana UCC-1 Financing Statement". Section 1.01 of the Loan Agreement is hereby amended by deletiong the definition of "Louisiana UCC-1 Financing Stattmetement" in its entirety and replacing said definition with the following definition:

                              "Louisiana UCC-1 Financing Statement""" shall
               mean, collectively, (a) that certain form UCC-1 financing statement, filed for recordation as of October 3, 1990, (Original File No. 26-163010) executed by the Company, as Debtor, an d by the Agent, as Secured Party, for the equal and ratable benefit of the Banks and recorded with the Clerk of Court of Jefferson Parish, Louisiana, together with any and all supplements, modifications or amendments tthereto or
               restatements        thereof,        including,       without
               limiationlimitation, any UCC-3 Financing Statement Change Forms executed and filed in connection wtherewith, and; and
               (b) that certain form UCC-1 financing statement , filed for recordation as of October 28, 1994, (Original File No. 36-88428) executed by the Company, as Debtor, and by the Agent, as Secured Party, for the equal and ratable benefit of the Banks and recrorded with the Clerk of Court of Orleans Parish , Louisiana, together with any and all supplements, modifications or amendments thereto or restatements thereof, including, woithout limitation, any UCC-3 Financing Statement Change Forms executed and filed in connection therewith.

                    2.   Additional Amendment of Section 1.01  of  the Loan
          Agreement - "Security Documents". Section 1.01 of the Loan Agreement is hereby further amended by deleting from the definition of "Security Documents" the word "and" immediately preceding the phrase "the Financing Statement (Change Form- - Amendment)", replacing said word with a comma, and adding the following phrase immediately preceding the period at the end of tsaid definition:

                    "and the Texas UCC-1 Financing Statement"



           n .      3.   Additional Amendment of Section  1.01  of the Loan
          Agreement - New Definitions. Section 1.01 of the Loan Agreement is amended by adding the following definitions thereto:

                    "Stock Repurchase" shall have the meaning specified  in
                    Section 8.02(c) hereof.

                         "Texas UCC-1 financFinancing Statement" shall mean
                    that certain form UCC-1 financing statement, filed for recordation as of October 28, 1994, (Original File No. 94-211465) executed by the Company, as Debtor, and by the Agent, as Secured Party, for the equal and ratable benefit of the bBanks and recorded with the Secretary of State of Texas, together with any and all supplements, modifications or amendments thereto or resetatements thereof, including, without limiationlimitation, any UCC-23 fFinancing Statement Change Forms executed and filed in connection therewith;



                    4.   Amendment of  Section 5.14  of the Loan Agreement.
          Section 5.14 of the Loan Agreement is hereby amended by deleting said Section in its entirety and replacing said Section with the following section:

                         5.14 Registered  Office  of  Company,   Etc.   The
                    registered office of the Company (as shown on the records of the Secretary of State of the State of Louisiana) and its chief executive office is, from the date hereof until August 18, 9951995, 5728 Jefferson Highway, Harahan, Louisiana 70183, and, on and after August 19, 1995, is 2121 Airline Highway, Suite 400, Metairie, Louisiana 70001-5979.

                    5.   Amendment  of  Section 8.01 of the Loan Agreement.
          Section 8.01 of the Loan Agreement is hereby amended by deleting clauses (c) and (d) from said Section in their entirety and replacing said clauses with the following clauses:

                         (c) $70,000,000 at the end of the fiscal quarter of the Company ending April 30, 1994, and (d) at the end of each fiscal quarter thereafter, an amount equal to the greater of (i) $70,000,000, or (ii) the sum of $70,000,000 plus 50% of Consolidated Net Income for the period commencing on May 1, 1994 and terminating at the end of the fiscal quarter most recently ended.

                    6.   Amendment  of  Section 8.02 of the Loan Agreement.
          Section 8.02 of the Loan Agreement is hereby amended by deleting the word "and" between clauses (a) and (b) of the proviso thereto, and adding the following clause (c) immediately preceding the period at the end of said clause (b):

                    ", and (c) on or before March 5, 1995, purchase up to 413,308 shares of the voting stock of the Company from Offshore Navigation, Inc. at a purchase price not to exceed $10.50 per share (the "Stock Repurchase")

                    7.   Amendment  of  Section 8.07  of   Loan  Agreement.
          Section 8.07 of the Loan Agreement is hereby amended by adding, immediately after the phrase "one or more joint ventures" in clause (i) of said Section, the phrase ", other than that described in clause (iii) of this Section 8.07,". Section 8.07 of the Loan Agreement is hereby further amended by deleting the word "or" immediately preceding clause (ii) of said Section, and adding the following clause (iii) immediately preceding the period at the end of said Section:

                    , or (iii) the investment by the Company in up to 49% of the capital stock (or comparable equity securities) of Irish Helicopters, Limited, a corporation organized under the laws of the Republic of Ireland, the amount of such investment not to exceed $4,000,000.

                    8.   Amendment of Section 8.14 of the  Loan  Agreement.
          Section 8.14 of the Loan Agreement is hereby amended by adding the phrase ", or the Stock Repurchase" immediately preceding the period at the end of said Section.

                    9.   Additional   Amendment  of  the  Loan  Agreement -
          Addition of Section 9.06. The Loan Agreement is hereby further amended by adding thereto the following Section:

                              9.06 Aircraft Exchange Transactions.

                         (a)  If the Company determines  that  it is in the
                    best interest of the Company to transfer ownership of one or more Aviation Units that comprise a portion of the Aircraft in exchange for one or more other Aviation Units (whether or not the sale price of the Aviation Unit to be transferred by the Company includes cash in addition to the Aviation Unit to be received by the Company in exchange therefor), then upon the delivery of an Officers' Certificate stating the United States registration number of the Aviation Unit to be transferred and the date (which shall not be less than 14 nor more than 90 days from the date of such
                    Officers' Certificate) that the Company intends to consummate such transaction, the Company may request that the Agent, on behalf of the Banks, release the Aircraft to be transferred from the Security Interest and the Agent, on behalf of the Banks, within a reasonable time after such request and in any event on or before the date on which the Company consummates such transaction, shall execute all documents (including all appropriate termination statements and releases) required to effect such release, provided that (i) the Company shall provide the Aviation Unit to be received by it for inclusion in the Security Interest pursuant to Subsection 9.06(b), and the sum of the Appraised Value of said Aviation Unit, as reflected on a certificate of an Independent Appraiser, in form and substance acceptable to the Agent, plus the amount of any cash to be received by the Company as additional consideration for the Aviation Unit being transferred, shall be greater than or equal to the Appraised Value, as reflected on a certificate of an Independent Appraiser, in form and substance acceptable to the Agent, of the Aviation Unit to be released, (ii) the Company shall pay to the Agent for the ratable benefit of the Banks, to be applied in the same manner as proceeds of a sale under Section 9.03(c)(i), all cash proceeds, if any, from such sale, upon the Company's receipt thereof, and (iii) no Default or Event of Default has occurred and is continuing or would result from the release of the Aircraft to be transferred by the Company (except, that, notwithstanding any provisions of this Agreement to the contrary, the Company shall not be required to comply with Subsection 8.16(b) during the period commencing on the date the Aircraft to be transferred is released and ending on the date that the requirements set forth in Subsection 9.06(b) are satisfied), and the Company shall have delivered to the Agent an Officers' Certificate to such effect in the form of Exhibit H to this Agreement.

                         (b) For each Aviation Unit that the Company desires to include in the Security Interest as a substitute for an Aviation Unit to be released pursuant to Subsection 9.06(a), the Company shall, upon its acquisition thereof, grant a first priority security interest in such Aviation Unit to the Banks to secure the Company's obligations hereunder and under any other documents executed in connection herewith or contemplated hereby, whereupon such Aviation Unit shall constitute a portion of the Collateral subject to the Security Interest. Without limitation on the foregoing, within 60 days after the earlier of the Company's acquiring the Aviation Unit to be subjected to the Security Interest or the Agent's release of the Aircraft pursuant to Subsection 9.06(a), the Company shall (i) file or cause to be filed a proper bill of sale or bills of sale covering said Aviation Unit (on FAA Form 8050-2, "Aircraft Bill of Sale", or on any other appropriate form) in the Aircraft Registry and in any other public office necessary for full compliance by the Company with the terms hereof; (ii) cause said Aviation Unit to be free and clear of all Liens (other than Permitted Liens), make the appropriate filings, registrations and recordings (including the filing of FAA Form 8050-41 and any appropriate termination statements or releases) necessary to release any existing Liens of record and otherwise cause said
                    Aviation Unit to be in full compliance with all the terms and provisions of this Agreement with the same effect as if the same were a portion of the original Aviation Unit described in this Agreement;
                    (iii) execute and deliver any registration, recordation or filing documents and any other appropriate security documentation as the Agent or any Bank through the Agent may request for the purpose of describing said Aviation Unit (including all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including communications equipment), parts, apparatus, appurtenances and accessories) in reasonable detail, and expressly and specifically subjecting the same to the Security Interest; (iv) deliver or cause to be delivered to the Agent and each Bank an opinion of counsel (dated the date of the filing for recordation in the Aircraft Registry of the security documentation referred to in clause (iii) above) to the effect that the Company has good and marketable title to said Aviation Unit free of all Liens (other than Permitted Liens) and that said Aviation Unit has been duly subjected to the Security Interest and constitutes a portion of the Collateral; and (v) deliver to the Agent and each Bank an Officers' Certificate certifying that the Company is in full compliance with all provisions of this Agreement with respect to the same.

                         (c)  The  Agent  shall  be absolutely entitled  to
                    rely on the Officers' Certificates, certificates of Independent Appraisers and opinions of counsel referred to in Subsections 9.06(a) and (b) for the veracity of each of the statements made therein absent actual knowledge to the contrary on the part of the officer of the Agent executing the documents relating to such release or addition. The Agent shall not be required to investigate or verify any statement made in such Officers' Certificates, certificates of Independent Appraisers and opinions of counsel and any investigation that the Agent shall elect to undertake shall not affect its ability to rely on such Officers' Certificates, Certificates of Independent Appraisers and opinions of counsel.

                         (d) Each of the Banks hereby authorizes the Agent, upon the delivery of the Officers' Certificate, certificates of Independent Appraisers and opinion of counsel required by Subsections 9.06(a) and (b), to execute and deliver (and, where appropriate, as determined by the Agent in its sole and independent discretion, to authorize others to execute and deliver on its behalf) on behalf of the Banks, all documents required to effect the release of the Aviation Unit to be sold and the addition of one or more substitute Aviation Unit received by the Company in exchange therefor to the Security Interest.

                         (e)  At no one time shall there be more than three
                    (3) Aircraft that are the subject of releases from the Security Interest unless all requirements set forth in Subsections 9.06(a) and 9.06(b) with respect thereto and with respect to the Aviation Units to be subjected to the Security Interest in place thereof have been satisfied.

                    10.  Additional  Amendment  of  the  Loan  Agreement  -
          Addition of Exhibit H. The Loan Agreement is hereby further amended by adding Exhibit H thereto in the form of Exhibit A to this Amendment.

                    11. Amendment odf Financing Statements: The Company, the Banks and the Agent further agree that (a) the various financing statements evidencing the Security Interest shall be amended so that they reflect the change in the address of the Company's chief executive office, and (b) Exhibit "A" to each of the Louisiana UCC-1 Financing Statements, and the UCC-1 Financing Statement the Texas UCC-1 Financing Statement, and the UCC-1 Financing Statement shall be amended as set forth in Exhibit B hereto in order to more accurately reflect the agreement of the Company, the Banks and the Agent as to the scope of the Security Interest in parts, products and proceeds of, and general intangibles relating to, aircraft.

                    12.  Company's   Representations  and  Warranties.   In
          order to induce the Agent and the Banks to enter into this Amendment, the Company hereby represents that:

                         (a) after giving effect to the amendments contemplated herein, the representations and warranties contained in the Loan Agreement, the Notes and the Security Documents (collectively, the "Loan Documents") are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such date;

                         (b) upon execution of this Amendment, the Company will not be in default in the due performance of any covenant on its part in the Loan Documents;

                         (c) no Default or Event of Default has occurred and is continuing or is imminent;

                         (d) the Company has all requisite power and authority to enter into this Amendment and any and all documents effecting the Stock Repurchase (the "Stock Repurchase Documents") and to carry out the transactions contemplated by, and to perform its obligations under, the Loan Agreement, as modified by this Amendment (the "Modified Agreement"), and the Stock Repurchase Documents; and

                         (e) the execution and delivery of this Amendment and the Stock Repurchase Documents and the performance of the Modified Agreement and the Stock Repurchase Documents have been duly authorized by all necessary corporate actions on the part of the Company.

                    13. Conditions to Effectiveness. This Amendment will be effective, as of the date first above written, upon (i) the Company's delivery to the Agent, for the account of the Banks, of the following items:

                         (a) a counterpart of this Amendment executed by the Company;

                         (b) opinions of counsel to the Company in form and substance acceptable to the Banks; and

                         (c) an Officer's Certificate of the Company with directors' resolutions ratifying this Amendment and the transactions contemplated by this Amendment attached, in form and substance acceptable to the Banks; and

          (ii) the delivery to the Agent of counterparts of this Amendment executed by each of the Banks.

                    14. Further Assurances. The Company agrees to do, execute, acknowledge, and deliver, all and every such further acts and instruments as the Agent may request for the better assuring and confirming unto the Agent and the Banks all and singular the rights granted or intended to be granted hereby or hereunder.

                    15. Reference to and Effect on the Loan Agreement and the Security Documents; Limitation of Waivers.

                         (a) On and after the date of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Loan Agreement, and each reference in the Security Documents to the "Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement shall mean and be a reference to the Modified Agreement.

                         (b)  Except as specifically  amended  hereby,  the
               Loan Agreement and the Security Documents shall remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly provided herein, operate as a modification of any right, power or remedy of the Agent or any Bank under the Loan Agreement. Without limiting the generality of the foregoing, nothing in this Amendment shall be deemed (a) to constitute a waiver of compliance by the Company with respect to any other provision or condition of the Loan Agreement or (b) to prejudice any right or remedy that the Agent or any Bank may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Loan Agreement or any other instrument referred to therein.

                    16.  Fees and Expenses.   The  Company agrees to pay on
          demand all reasonable costs and expenses of the Banks in connection with the preparation, reproduction, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Banks, and with respect to advising each Bank as to its rights and responsibilities under the Loan Agreement, as hereby amended). In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing, or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

                    17. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                    18. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Upon satisfaction of the conditions set forth in
          Section 5 hereof, this Amendment shall be deemed effective as of the date hereof.

                    19. Governing Law; Binding Agreement. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, and shall be binding upon the Company, the Agent, and the Banks and their respective successors and assigns.

                    20. FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT, EACH NOTE, THE COLLATERAL MORTGAGE NOTE (PARTS), EACH SECURITY DOCUMENT AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                    THERE  ARE NO UNWRITTEN  ORAL  AGREEMENTS  BETWEEN  THE
          PARTIES.

                    [Remainder of page intentionally left blank.]


          DAL02:70954.4

                    IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Amended and Restated Loan Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                             PETROLEUM HELICOPTERS, INC.


                                             By:
                                             Name:
                                             Title:


                                             NATIONSBANK OF TEXAS, N.A.,
                                               individually and as Agent


                                             By:
                                             Name:
                                             Title:


                                             WHITNEY NATIONAL BANK


                                             By:
                                             Name:
                                             Title:


                                             FIRST    NATIONAL    BANK   OF
                                             COMMERCE


                                             By:
                                             Name:
                                             Title:


          DAL02:70954.4
                                      EXHIBIT A
                                          TO
                                  SIXTH AMENDMENT TO
                                 AMENDED AND RESTATED
                                    LOAN AGREEMENT

                                      EXHIBIT H

                                OFFICERS' CERTIFICATE
                            OF PETROLEUM HELICOPTERS, INC.
                         AS TO AIRCRAFT EXCHANGE TRANSACTION


          The undersigned, Carroll W. Suggs and John H. Untereker, the Chairman of the Board and the Treasurer, respectively, of Petroleum Helicopters, Inc., a Louisiana corporation (the "Company"), on our own behalf and on behalf of the Company, hereby certify as to the matters set forth in the numbered paragraphs below. The capitalized terms used and not defined herein are used with the same meaning assigned thereto in that certain Loan Agreement among the Company and NationsBank of
          Texas, N.A. (formerly known as NCNB Texas National Bank and successor-in-interest to First RepublicBank Houston N.A.), Whitney National Bank (formerly known Whitney National Bank of New Orleans), and First National Bank of Commerce, originally dated January 31, 1986, as amended and restated in its entirety as of July 9, 1993 (as amended and restated as aforesaid, and as thereafter amended, the "Loan Agreement").

          (3) The Company is currently and will be, immediately after giving effect to Amendment No. ______ dated ____________, 199__, to the Louisiana Security Agreement (the "Amendment"), in full compliance with all of the provisions of the Loan Agreement (except that, pursuant to Subsection 9.06(a) of the Loan Agreement, the Company need not be in compliance with Subsection 8.16(b) of the Loan Agreement during a certain period commencing with the effectiveness of said Amendment).

          (4) The helicopters to be released consist of one or more complete helicopters or other Aviation Units.

          (5) The portion of the Aircraft remaining subject to the Security Interest consist of complete helicopters or other Aviation Units in the operating condition required by
               Section 7.09 of the Loan Agreement to be maintained by the Company.

          (6) There is currently no Default or Event of Default under the Loan Agreement, no such Default or Event of Default is imminent and no such Default or Event of Default will be precipitated or continued by the transactions contemplated herein. The Company is currently, and immediately after giving effect to the Amendment will be, in full compliance with each of the Security Documents.

          (7) Upon satisfaction of the requirements set forth in Subsection 9.06(b) of the Loan Agreement, the Company will be in compliance with Subsection 8.16(b) of the Loan Agreement.


               IN TESTIMONY WHEREOF, we hereunto set over our hands and affix the corporate seal of the Company on this __ day of ___________, 199___.



                                        Carroll W. Suggs
                                        Chairman of the Board




                                        John H. Untereker
                                        Treasurer



          DAL02:70954.4
                                      EXHIBIT B
                                          TO
                                  SIXTH AMENDMENT TO
                                 AMENDED AND RESTATED
                                    LOAN AGREEMENT

          for Financing Statement Amendments]

                             [to come from Jones, Walker]

               1. The parenthetical in paragraph I of Exhibit A of each of the Texas UCC-1 Financing Statements and the Louisiana UCC-1 Financing Statement shall be amended by deleting the current texas t thereof in its entirety and replacing said aparenthetical with the following parenthetical:

                              "(excluding, however, (a) any of the foregoing items incorporated or installed in or attached or apperteaining to any engine-powered devidce that is used or intended by to be used for flight in the air but wichhich is not covered by paragraph II hereof (collectively, the "excluded aircraft"); and
                              (b) any of the foregoing items which have been incoropratedincorporated or installed in any excluded aircraft but have been temporarily removed from the excluded aircraft for the purpose of maintenance or repairs):"

               2. The parenthetical in paragraph 3 of the UCC-1 Financing Statement shall be amended by deleting the current text thereof in its entirety and replacing said parenthetical with the following parenthetical:

               "(excluding, however, (a) any of the foregioing items incorporated or installed in or attached or appertaining to any engine-powered device that is used or intended to be used for lflight in the air but which is not subject to a lien or security interest in favor of the Secured Party (collectively, the "excluded aircraft"),; and (b) any of the foregoing items which have been incorporated or installed in any excluded aircraft buth have been temporarily removed from the excluded aircraft for the purpose of maintenance or repairs)" ; and


          DAL02:70954.4